UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 7, 2010
LogMeIn, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-34391 (Commission File Number)	20-1515952 (IRS Employer Identification No.)

500 Unicorn Park Drive Woburn, Massachusetts (Address of principal executive offices)	01801 (Zip Code)
Registrant’s telephone number, including area code: (781)-638-9050
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On September 7, 2010, LogMeIn, Inc. (“LMI”) received notice from Intel Corporation (“Intel”) of termination of the Connectivity Service and Marketing Agreement, dated December 26, 2007, by and between LMI and Intel (the “Agreement”), pursuant to Section 13.6(f) of the Agreement. Termination of the Agreement is effective as of December 26, 2010. Under the Agreement, the parties jointly developed a service that delivered connectivity to computers built with Intel components and LMI adapted its service delivery platform to work with specific technology delivered with Intel hardware and software products. Intel paid LMI a minimum quarterly license and service fee of $1.25 million during the term of the Agreement. As previously disclosed, the current market demand for the technology developed under the Agreement was not sufficient for LMI and Intel to continue offering services under the Agreement. The Agreement was filed as Exhibit 10.16 to LMI’s Form S-1/A filed with the Securities and Exchange Commission on June 26, 2009.
Due to the termination of the Agreement, Intel will continue to owe LMI the minimum quarterly license and services fees for the remainder of 2010, but will not owe LMI any of the $5.0 million in license and service fees associated with 2011, which was to be the final year of the Agreement. In lieu of the 2011 license and service fees, Intel will pay LMI a one-time termination payment of $2.5 million.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC
Date: September 10, 2010	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer